Exhibit 23.1

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               Tedder, James, Worden & Associates, P.A.
                   11 South Bumby Avenue, Suite 200
                       Orlando, Florida 32803



North American Liability Group, Inc.
2929 E. Commercial Blvd., Ste. 610
Ft. Lauderdale, FL 33308

Gentlemen:

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 25, 2004, with respect to the financial statements of North American Liability Group, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003.


November 11, 2004

/s/ Tedder, James, Worden & Associates, P.A.




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